UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 21, 2014

SPS COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, MN	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 435-9400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael A. Smerklo was elected to join the board of directors of SPS Commerce, Inc. (the “Company”) effective as of January 21, 2014, filling the seat previously held by Bradley A. Cleveland who resigned effective January 21, 2014. Mr. Smerklo serves as Chairman and CEO of ServiceSource International, Inc. (Nasdaq:SREV), where he has served in those positions since 2008 and 2003, respectively. ServiceSource is a market leader in recurring revenue management, increasing customers’ recurring revenue, profits and end-customer retention. Mr. Smerklo has worked in technology and cloud computing for more than 15 years. Prior to ServiceSource, he helped start and held executive positions at Loudcloud, which became Opsware, and also held positions at Morgan Stanley and Lehman Brothers.

For his service on the board, Mr. Smerklo will be compensated in accordance with the Company’s non-employee director compensation policy, which provides that he will receive an initial stock option grant to purchase $111,000 of shares of our common stock in connection with his appointment to the board calculated as the grant date fair value of the option computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation. This initial grant will be made after the close of market on the second business day following the release of our financial results for the year ended December 31, 2013 and will vest in equal monthly installments over three years from the date of his appointment to the board for so long as Mr. Smerklo remains a member of the board. Our non-employee director compensation policy also provides that Mr. Smerklo will receive an annual stock option grant to purchase up to $46,175 of shares of the Company’s common stock computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation and an annual restricted stock grant of $46,175 of restricted stock on the date of each annual meeting of stockholders at which he is elected to the board or continues to serve as a director. These awards will vest in full on the earlier of one year after the date of grant or the date of the next year’s annual meeting of stockholders, provided he remains a member of the board as of the vesting date. Mr. Smerklo will also receive an annual cash retainer of $27,500 for his service on the board.

A copy of the press release announcing Mr. Smerklo’s appointment to the board is furnished, but not filed, as Exhibit 99 hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99	Press Release dated January 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: January 22, 2014	By:	/s/ Kimberly K. Nelson
Kimberly K. Nelson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

99	Press Release dated January 22, 2014	Filed Electronically